Exhibit 99.1

Magnolia Solar Corporation Recognized at Albany Nanotech Event

WOBURN, MA -- Magnolia Solar Corporation (OTCBB: MGLT) ("Magnolia Solar"), a developer of low-cost, thin-film photovoltaic modules used in defense and commercial applications, announced today that it was recognized at a special event at Albany Nanotech hosted by the New York State Energy Research and Development Authority (NYSERDA) on March 18, 2010. The attendees at the special event included NYSERDA President and CEO Francis J. Murray, Chancellor Nancy Zimpher, and Dr. Alain Kaloyeros, Senior Vice President and CEO of the College of Nanoscale Science and Engineering at the University of Albany (CNSE).

NYSERDA is providing $1.5 million to establish a clean energy incubator program at CNSE focused on helping growing companies such as Magnolia Solar Corporation to develop and commercialize clean energy technologies and create jobs in the Albany, NY area. Magnolia Solar is the first corporate partner to locate in this incubator.

Dr. Ashok K. Sood, President and CEO of Magnolia Solar Corporation, spoke at the event, “We are delighted to enter into this partnership with the College of Nanoscale Science and Engineering, through which we gain access to world-class intellectual and technological capabilities that are unmatched in the world. We are excited to be working with CNSE and NYSERDA to bring our technology for low cost, high efficiency thin-film based solar panels to the marketplace more quickly. Accelerating time to market with CNSE and NYSERDA support is necessary for our future success. We look forward to being a part of New York’s fast-growing clean energy sector.”

Video clips of event are available on Magnolia Solar Website at www.Magnoliasolar.com

About Magnolia Solar Corporation:

Magnolia Solar Corporation, through its wholly-owned subsidiary, Magnolia Solar, Inc., is commercializing its nanotechnology-based, high-efficiency, thin-film technology that can be deposited on a variety of substrates, including glass and flexible structures.  This technology has the ability to capture a larger part of the solar spectrum to produce high-efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to further increase the solar cell's performance, thereby reducing the cost per watt.

Magnolia Solar is focused on becoming a highly competitive, low cost provider of thin-film photovoltaic modules for terrestrial applications for defense and commercial markets.  For commercial applications, Magnolia's primary goal is to introduce modules that offer significant cost savings per watt over traditional silicon-based solar cells.  Its technology solution addresses both electrical grid and distributed power requirements such as residential electrical power, lighting, heating, and traffic control.

Forward-Looking Statements: This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

For more information contact;

Hanover Financial Services
Ronald Blekicki
info@hanoverfinancialservices.com
303-494-3617